UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011 (August 15, 2011)

Cardtronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832-308-4000)

________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 15, 2011, Cardtronics USA, Inc., (“Cardtronics” or the “Company”), a wholly-owned subsidiary of Cardtronics, Inc. (the “Registrant”), CATM Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of the Company, Access to Money, Inc. (“Access to Money”), and LC Capital Master Fund, Ltd., a Cayman Island exempted company (“Lampe”) and a principal stockholder of Access to Money, entered into an Agreement and Plan of Merger (the “Agreement”). The Agreement has been approved by the Boards of Directors of both the Registrant and Access to Money. The completion of the transaction is subject to approval by a majority of the shareholders of Access to Money and certain other customary closing conditions.

At the effective time of the Merger, each share of Access to Money common stock will be converted into the right to receive $0.285 in cash. Total cash consideration to be paid at closing, for both the common stock and retirement of all outstanding indebtedness of Access to Money, is approximately $21.2 million. In addition to the cash consideration at closing, the Company may pay certain deferred contingent consideration up to a maximum of $5.25 million to a subordinated debt holder of Access to Money over the next four years, if certain post-acquisition performance metrics are achieved. Pursuant to the Agreement, Lampe agreed (i) to vote its shares of Access to Money that Lampe owns in favor of the Merger, (ii) to irrevocably appoint the Company as proxy to vote the shares of Access to Money that Lampe owns in favor of the Merger, and (iii) to not dispose of the shares of Access to Money that Lampe owns.

The Agreement provides for a business combination whereby Merger Sub will merge with and into Access to Money (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and Access to Money will be the surviving corporation in the Merger, but will become a wholly-owned subsidiary of the Company.

The Agreement contains customary representations and warranties, covenants and indemnification obligations of the parties. The Agreement may be terminated prior to closing pursuant to termination provisions that are typical of a transaction of this type, including the right of either party to terminate the Agreement if the closing has not occurred by December 31, 2011. The Company intends to fund the acquisition through its $250 million revolving credit facility and cash flows from operations. The Company currently anticipates that this transaction will be completed early in the fourth quarter of 2011.

After the consummation of the Merger, the Company will acquire the ATM business operated by Access to Money.  As of the date of this filing, Access to Money operated approximately 10,350 ATMs across all 50 states, with the majority of those ATMs owned by the merchant operating the store in which the ATM is located.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the copy of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Registrant or Access to Money.  The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, and such subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

Item 8.01. Other Events.

On August 15, 2011, the Registrant issued a press release announcing the signing of a definitive agreement to acquire Access to Money. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this document and the exhibits furnished herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Registrant will be those that it currently anticipates.  The Registrant’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (1) the Registrant’s financial outlook and the financial outlook of the ATM industry; (2) the Registrant’s ability to respond to recent and future regulatory changes, including possible effects from the Dodd-Frank Wall Street Reform and Consumer Protection Act, which could result in different behavior by consumers, retailers and banks; (3) the Registrant’s ability to respond to potential reductions in the amount of interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs; (4) the Registrant’s ability to provide new ATM solutions to retailers and financial institutions; (5) the Registrant’s ATM vault cash rental needs, including potential liquidity issues with its vault cash providers; (6) the continued implementation of the Registrant’s corporate strategy; (7) the Registrant’s ability to compete successfully with new and existing competitors; (8) the Registrant’s ability to renew and strengthen its existing customer relationships and add new customers; (9) the Registrant’s ability to meet the service levels required by its service level agreements with its customers; (10) the Registrant’s ability to pursue and successfully integrate acquisitions; (11) the Registrant’s ability to successfully manage its existing international operations and to continue to expand internationally; (12) the Registrant’s ability to prevent security breaches; (13) the Registrant’s ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations (14) the Registrant’s ability to manage concentration risks with key customers, vendors and service providers; (15) changes in interest rates and foreign currency rates; and (16) the additional risks the Registrant is exposed to in its U.K. armored transport operations. Other factors that could cause the Registrant’s actual results to differ from its projected results are described in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, its reports and registration statements filed from time to time with the Securities and Exchange Commission and other announcements it makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Registrant undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger among Cardtronics USA, Inc. and CATM Merger Sub, Inc. and Access to Money, Inc. and LC Capital Master Fund, Ltd. dated as of August 15, 2011.
99.1	Press Release dated August 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date: August 15, 2011	By: /s/ J. CHRIS BREWSTER
Name:  J. Chris Brewster
Title:  Chief Financial Officer